UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 27, 2017

DSwiss Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-208083	47-4215595
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-08-06, Tropicana Avenue,

Tropicana Golf & Country Resort,

47410, Petaling Jaya,

Selangor, Malaysia

(Address of principal executive offices)

(603) 8605-3638

(Registrant's telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(b) Engagement of New Independent Registered Public Accounting Firm.

On December 26, 2017, concurrent with the dismissal of Weld Asia the Company, upon the Board of Directors’ approval, engaged Total Asia Associates (“Total Asia”) as the Company’s independent registered public accounting firm, effective immediately.

During the fiscal years ended December 31, 2016 and December 31, 2015, and the subsequent interim period through December 26, 2017, neither the Company nor anyone on its behalf consulted Total Asia regarding either (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSwiss Inc.
(Name of Registrant)

Date: December 27, 2017	By:	/s/ Leong Ming Chia
	Name:	Leong Ming Chia
	Title:	Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, Treasurer (Principal Executive Officer) (Principal Financial Officer)

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